FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT
BETWEEN
QUEST SOLUTION, INC.
AND
THOMAS O. MILLER

The Employment Agreement, dated May 1, 2015 (the “Employment Agreement”), by and between Quest Solution, Inc., a Delaware corporation (the “Company”), and Thomas O. Miller, an individual (the “Executive”) is hereby amended, effective as of September 3, 2015 (the “Effective Date”), as set forth herein.

Paragraph 1.1 of the Employment Agreement is hereby is amended by deleting Paragraph 1.1 in its entirety and substituting the following in its place:

1.1 Position. Executive shall serve as the Company’s Chief Executive Officer, President and Chairman of the Board, with such duties as are customarily associated with the position of a Chief Executive Officer and President for a public company. Notwithstanding the foregoing, Executive shall report to and perform the specific duties and responsibilities assigned to him by the Company’s Board of Directors.

Except as specifically amended herein, all other terms and conditions of the Employment Agreement shall remain unchanged and shall continue in full force and effect.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Company and the Executive have executed this First Amendment to Employment Agreement as of the Effective Date.

QUEST SOLUTION, INC.

By:	/s/ Scot Ross
Name:	Scot Ross
Title:	Chief Financial Officer

EXECUTIVE

By:	/s/ Thomas O. Miller
Name:	Thomas O. Miller

Signature Page to First Amendment to Employment Agreement